SULLIVAN & WORCESTER LLP
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                                                                November 7, 1997



Keystone Small Company Growth Fund (S-4)
Keystone Small Company Growth Fund II
Evergreen Small Company Growth Fund
200 Berkeley Street
Boston, Massachusetts 02116

         Re:      Conversion of Keystone Small Company Growth Fund (S-
                  4) to a Series of a Delaware Business Trust
                  (Evergreen Small Company Growth Fund), and
                  Acquisition of Assets of Keystone Small Company
                  Growth Fund II by Evergreen Small Company Growth
                  Fund

Ladies and Gentlemen:

         You have asked for our opinion as to certain Federal income tax consequences of the transactions described below.

         Parties to the Transaction. Keystone Small Company Growth Fund (S-4) ("Target Fund I") is a series of a Pennsylvania common law trust with the same name.

         Keystone Small Company Growth Fund II ("Target Fund II") is a Massachusetts business trust.

         Evergreen Small Company Growth Fund ("Acquiring Fund") is a series of Evergreen Equity Trust, a Delaware business trust.

         Description of Proposed Transaction. The proposed transaction involves two steps, Transaction 1 and Transaction 2. In Transaction 1, Acquiring Fund will issue its shares to Target Fund I and assume certain stated liabilities of Target Fund I, in exchange for all of the assets of Target Fund I. Target Fund I will then immediately dissolve and distribute all of the Acquiring Fund shares which it holds to its shareholders pro rata in proportion to their shareholdings in Target Fund I, in complete redemption of all outstanding shares of Target Fund I.

         In Transaction 2, which will occur immediately following the closing of Transaction 1, Acquiring Fund will acquire all


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of the assets of Target Fund II in exchange for shares of
Acquiring Fund of equivalent value and the assumption of


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certain  specified  liabilities  of  Target  Fund II.  Target  Fund II will then immediately dissolve and distribute all of the Acquiring Fund shares which it holds to its shareholders pro rata in proportion to their shareholdings in Target Fund II, in complete redemption of all outstanding shares of Target Fund II.

                                        Scope of Review and Assumptions

         In rendering our opinion, we have reviewed and relied upon the form of Agreement and Plan of Reorganization (each, a "Reorganization Agreement") between Acquiring Fund and Target Fund I (in the case of Transaction 1) and between Acquiring Fund and Target Fund II (in the case of Transaction 2), each of which is enclosed in a draft prospectus/proxy statement dated November 14, 1997 which describes the proposed transactions, and on the information provided in such prospectus/proxy statement. We have relied, without independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this letter and the date of the closing of the Transactions. We further assume that the Transactions will be carried out in accordance with the Reorganization Agreements. We have also relied upon the following representations, each of which has been made to us by officers of the Trusts of which Acquiring Fund, Target Fund I and Target Fund II are series:

                                      Representations as to Transaction 1

         A. Target Fund I has not redeemed and will not redeem the shares of any of its shareholders in connection with Transaction 1, except to the extent necessary to comply with its legal obligation to redeem its shares.

         B. The management of Acquiring Fund has no plan or intention to redeem or reacquire any of the Acquiring Fund shares to be received by Target Fund I shareholders in connection with Transaction 1, except to the extent necessary to comply with its legal obligation to redeem its shares.

         C. The management of Acquiring Fund has no plan or intention to sell or dispose of any of the assets of Target Fund I which will be acquired by Acquiring Fund in Transaction 1 except for dispositions made in the ordinary course of business.

         D. Following Transaction 1, Acquiring Fund will continue the historic business of Target Fund I in a substantially unchanged manner as part of the regulated investment company business of Acquiring Fund, or will use a significant portion of Target Fund I's historic business assets in a business.

         E. Acquiring Fund will not make any payment of cash or of property other than shares to Target Fund I or to any shareholder of Target Fund I in connection with Transaction 1.

         F. To the best knowledge of management of Target Fund I, there is no plan or intention on the part of the holders of shares of Target Fund I to sell, exchange or otherwise dispose of any of the shares of Acquiring Fund received in the transaction.

         G. Immediately following consummation of the transaction, Acquiring Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the transaction, as those possessed by Target Fund I immediately prior to Transaction 1.

         H. Neither Target Fund I nor Acquiring Fund expects to issue additional shares other than in the ordinary course of its business as a regulated investment company or in Transaction 2.

         I. Acquiring Fund has never carried on a business and will not carry on any business between the date of this letter and the date of closing of Transaction 1.

                                      Representations as to Transaction 2

         A. Acquiring Fund will acquire from Target Fund II at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Target Fund II immediately prior to Transaction 2. For purposes of this representation, assets of Target Fund II used to pay reorganization expenses, cash retained to pay liabilities, and redemptions and distributions (except for regular and normal distributions) made by Target Fund II immediately preceding the transfer which are part of the plan of reorganization will be considered as assets held by Target Fund II immediately prior to the transfer.

         B. To the best of the knowledge of management of Target Fund II, there is no plan or intention on the part of the shareholders of Target Fund II to sell, exchange, or otherwise dispose of a number of Acquiring Fund shares received in Transaction 2 that would reduce the former Target Fund II shareholders' ownership of Acquiring Fund shares to a number of shares having a value, as of the date of closing of Transaction 2 (the "Closing Date"), of less than 50 percent of the value of all of the formerly outstanding shares of Target Fund II as of the same date. For purposes of this representation, Target Fund II shares exchange for cash or other property will be treated as outstanding Target Fund II shares on the Closing Date. There are no dissenters' rights in Transaction 2 and no cash will be exchanged for Target Fund II shares in lieu of fractional shares of Acquiring Fund. Moreover, shares of Target Fund II and shares of Acquiring Fund held by Target Fund II shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to Transaction 2 will be considered in making this representation.

         C. Target Fund II has not redeemed and will not redeem the shares of any of its shareholders in connection with Transaction 2 except to the extent necessary to comply with its legal obligation to redeem its shares.

         D. The management of Acquiring Fund has no plan or intention to redeem or reacquire any of the Acquiring Fund shares to be received by Target Fund II shareholders in connection with Transaction 2 except to the extent necessary to comply with its legal obligation to redeem its shares.

         E. The management of Acquiring Fund has no plan or intention to sell or dispose of any of the assets of Target Fund II which will be acquired by Acquiring Fund in Transaction 2 except for dispositions made in the ordinary course of business, and to the extent necessary to enable Acquiring Fund to comply with its legal obligation to redeem its shares.

         F. Following Transaction 2, Acquiring Fund will continue the historic business of Target Fund II in a substantially unchanged manner as part of the regulated investment company business of Acquiring Fund, or will use a significant portion of Target Fund II's historic business assets in a business.

         G. There is no intercorporate indebtedness between Acquiring Fund and Target Fund II.

         H. Acquiring Fund does not own, directly or indirectly, and has not owned in the last five years, directly or indirectly, any shares of Target Fund
II. Acquiring Fund will not acquire any shares of Target Fund II prior to the Closing Date.

         I. Acquiring Fund will not make any payment of cash or of property other than shares to Target Fund II or to any shareholder of Target Fund II in connection with Transaction 2.

         J. Pursuant to the Reorganization Agreement, the shareholders of Target Fund II will receive solely Acquiring Fund voting shares in exchange for their voting shares of Target Fund II.

         K. The fair market value of the Acquiring Fund shares to be received by the Target Fund II shareholders will be approximately equal to the fair market value of the Target Fund II shares surrendered in exchange therefor.

         L. Subsequent to the transfer of Target Fund II's assets to Acquiring Fund pursuant to the Reorganization Agreement, Target Fund II will distribute the shares of Acquiring Fund, together with other assets it may have, in final liquidation as expeditiously as possible.

         M. The sum of the liabilities of Target Fund II to be assumed by Acquiring Fund and the expenses of Transaction 2 does not exceed twenty percent of the fair market value of the assets of Target Fund II.

                                            General Representations

         A. None of Acquiring Fund, Target Fund I or Target Fund II are under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

         B. Each of Acquiring Fund, Target Fund I and Target Fund II are treated as a corporation for federal income tax purposes and at all times in its existence has qualified as a regulated investment company, as defined in Section 851 of the Code.

         C. The foregoing representations are true on the date of this letter and will be true on the date of closing of Transaction 2.

                                                   Opinions

         Based on and subject to the foregoing, and our examination of the legal authority we have deemed to be relevant, we have the following opinions:

         Opinions as to Transaction 1:

         1. The acquisition by Acquiring Fund of substantially all of the assets of Target Fund I solely in exchange for shares of Acquiring Fund and the assumption by Acquiring Fund of Target Fund I's liabilities, if any, followed by the distribution by Target Fund I of said Acquiring Fund shares to the shareholders of Target Fund I in exchange for their Target Fund I shares, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and Acquiring Fund and Target Fund I will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         2. No gain or loss will be recognized to Target Fund I upon the transfer of substantially all of its assets to Acquiring Fund solely in exchange for Acquiring Fund shares and assumption by Acquiring Fund of any liabilities of Target Fund I, or upon the distribution of such Acquiring Fund shares to the shareholders of Target Fund I in exchange for all of their Target Fund I shares.

         3. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund I (including any cash retained initially by Target Fund I to pay liabilities but later transferred) solely in exchange for Acquiring Fund shares and assumption by Acquiring Fund of any liabilities of Target Fund I.

         4. The basis of the assets of Target Fund I acquired by Acquiring Fund will be the same as the basis of those assets in the hands of Target Fund I immediately prior to the transfer, and the holding period of the assets of Target Fund I in the hands of Acquiring Fund will include the period during which those assets were held by Target Fund I.

         5. The shareholders of Target Fund I will recognize no gain or loss upon the exchange of all of their Target Fund I shares solely for Acquiring Fund shares.

         6. The basis of the Acquiring Fund shares to be received by the Target Fund I shareholders will be the same as the basis of the Target Fund I shares surrendered in exchange therefor.

         7. The holding period of the Acquiring Fund shares to be received by the Target Fund I shareholders will include the period during which the Target Fund I shares surrendered in exchange therefor were held, provided the Target Fund I shares were held as a capital asset on the date of the exchange.

         Opinions as to Transaction 2:

         1. The acquisition by Acquiring Fund of substantially all of the assets of Target Fund II solely in exchange for voting shares of Acquiring Fund and assumption of certain specified liabilities of Target Fund II followed by the distribution by Target Fund II of said Acquiring Fund shares to the shareholders of Target Fund II in exchange for their Target Fund II shares will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and Acquiring Fund and Target Fund II will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

         2. No gain or loss will be recognized to Target Fund II upon the transfer of substantially all of its assets to Acquiring Fund solely in exchange for Acquiring Fund voting shares and assumption by Acquiring Fund of certain specified liabilities of Target Fund II, or upon the distribution of such Acquiring Fund voting shares to the shareholders of Target Fund II in exchange for all of their Target Fund II shares.

         3. No gain or loss will be recognized by Acquiring Fund upon the receipt of the assets of Target Fund II (including any cash retained initially by Target Fund II to pay liabilities but later transferred) solely in exchange for Acquiring Fund voting shares and assumption by Acquiring Fund of any liabilities of Target Fund II.

         4. The basis of the assets of Target Fund II acquired by Acquiring Fund will be the same as the basis of those assets in the hands of Target Fund II immediately prior to the transfer, and the holding period of the assets of Target Fund

II in the hands of Acquiring Fund will include the period during which those assets were held by Target Fund II.

         5. The shareholders of Target Fund II will recognize no gain or loss upon the exchange of all of their Target Fund II shares solely for Acquiring Fund voting shares. Gain, if any, will be realized by Target Fund II shareholders who in exchange for their Target Fund II shares receive other property or money in addition to Acquiring Fund shares, and will be recognized, but not in excess of the amount of cash and the value of such other property received. If the exchange has the effect of the distribution of a dividend, then the amount of gain recognized that is not in excess of the ratable share of undistributed earnings and profits of Target Fund II will be treated as a dividend.

         6. The basis of the Acquiring Fund voting shares to be received by the Target Fund II shareholders will be the same as the basis of the Target Fund II shares surrendered in exchange therefor.

         7. The holding period of the Acquiring Fund voting shares to be received by the Target Fund II shareholders will include the period during which the Target Fund II shares surrendered in exchange therefor were held, provided the Target Fund II shares were held as a capital asset on the date of the exchange.

         This opinion letter is delivered to you in satisfaction of the requirements of Section 8.6 of each Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 and to use of our name and any reference to our firm in such Registration Statement or in the Prospectus/Proxy Statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                       /s/SULLIVAN & WORCESTER LLP
                                       ---------------------------
                                       SULLIVAN & WORCESTER LLP



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